                                   Request for Acceleration of Effective Date of
                     Post-Effective Amendment No. 1 to Registration Statement on Form N-14 of
                                         Oppenheimer Large Cap Growth Fund
                           Pursuant to Rule 461 under Securities Act of 1933, as amended

August 20, 2001

VIA EDGAR

Securities and Exchange Commission
Mail Stop 0-7, Filer Support
6432 General Green Way
Alexandria, VA  22312

                  Re:      Oppenheimer Large Cap Growth Fund
                           Reg. Statement No. 333-59588

To the Securities and Exchange Commission:

                  Oppenheimer Large Cap Growth Fund (the "Registrant") and OppenheimerFunds  Distributor,  Inc., as
general  distributor of the Registrant's  shares,  hereby request the  acceleration of Registrant's  Post-Effective
Amendment No. 2 to the Registration Statement filed on Form N-14, to August 21, 2001.

                                                              Oppenheimer Large Cap Growth Fund

                                                              By: /s/ Robert G. Zack
                                                                  ------------------
                                                                   Robert G. Zack, Assistant Secretary

                                                              OppenheimerFunds Distributor, Inc.

                                                              By: /s/ Katherine P. Feld
                                                                  ---------------------
                                                                   Katherine P. Feld, Vice President

775 AccReq2 082001